EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Amendment No. 1 to Schedule 13G to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: August 1, 2019

PITANGO VENTURE CAPITAL FUND IV L.P.

By:	/s/ Zeev Binman
Name:	Zeev Binman
Title:	Managing Director

By:	/s/ Isaac Hillel
Name:	Isaac Hillel
Title:	Managing Director

PITANGO VENTURE CAPITAL PRINCIPALS FUND IV L.P.

By:	/s/ Zeev Binman
Name:	Zeev Binman
Title:	Managing Director

By:	/s/ Isaac Hillel
Name:	Isaac Hillel
Title:	Managing Director